                                                                     EXHIBIT 4.2

                      [FORM OF FACE OF EXCHANGE SECURITY]

                           [Global Securities Legend]

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

                           SOUTHERN FOODS GROUP, L.P.
                            SFG CAPITAL CORPORATION

               9 7/8% SENIOR SUBORDINATED SERIES A NOTE DUE 2007

No. #                                                        CUSIP No. 842875ACO
                                                                        $

         SOUTHERN FOODS GROUP, L.P., a Delaware limited partnership, and SFG
CAPITAL CORPORATION, a Delaware corporation, jointly promise to pay to         ,
or registered assigns, the principal sum of $          on September 1, 2007.

         Interest Payment Dates:           March 1 and September 1
         Record Dates:                     February 15 and August 15




----------------
(1) This paragraph should only be added if the Security is issued in global form.
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                                                                           2



         Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                          SOUTHERN FOODS GROUP, L.P.,

                                            by SFG Management Limited
                                               Liability Company, its
                                               general partner,

                                          by
                                            --------------------------
                                            Name:
                                            Title:

                                          by
                                            --------------------------
                                            Name:
                                            Title:



                                          SFG CAPITAL CORPORATION,


                                          by
                                            --------------------------
                                            Name:
                                            Title:

                                          by
                                            --------------------------
                                            Name:
                                            Title:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

Chase Bank of Texas,
National Association,
  as Trustee, certifies            [Seal]
  that this is one of
  the Securities referred
  to in the Indenture,

by
  --------------------------
     Authorized Signatory



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                                                                             3



                  [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

               9 7/8% Senior Subordinated Series A Note due 2007

1.       Interest

         SOUTHERN FOODS GROUP, L.P., a Delaware limited partnership (the "Company"), and SFG CAPITAL CORPORATION, a Delaware corporation ("SFG Capital", and, together with the Company and the successors and assigns of the Company and SFG Capital, the "Issuers"), jointly promise to pay interest on the principal amount of this Security at the rate per annum shown above.

         The Issuers will pay interest and liquidated damages, if any, semiannually on March 1 and September 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 4, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

         The Issuers will pay interest (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 15 or August 15 next preceding the interest payment date even if securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuers may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.       Paying Agent and Registrar

         Initially, CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, formerly TEXAS COMMERCE BANK NATIONAL BANK, a national banking association ("Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. Either of the Issuers or any domestically


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                                                                            4



organized Wholly Owned Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

         The Issuers issued the Securities under an Indenture dated as of September 4, 1997 ("Indenture"), among the Issuers and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are unsecured senior subordinated obligations of the Issuers limited to $150,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, Equity Interests of the Company and its Restricted Subsidiaries and the redemption of certain Subordinated Obligations of the Company and its Restricted Subsidiaries; Investments; sales of assets and Equity Interests of Restricted Subsidiaries; certain transactions with Affiliates of the Company; the sale or issuance of Equity Interests of the Restricted Subsidiaries; the creation of Liens; the lines of business in which the Company and its Restricted Subsidiaries may operate; Sale/Leaseback Transactions; and consolidations, mergers and transfers of all or substantially all of the Company's assets. In addition, the Indenture prohibits certain restrictions on distributions and dividends from Restricted Subsidiaries.

5.       Optional Redemption

         Except as set forth in the next paragraph, the Securities may not be redeemed prior to September 1, 2002. On and after that date, the Issuers may redeem the
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                                                                             5


Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest (if any) to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after September 1 of the years set forth below:

                                                               Redemption
Period                                                           Price
------                                                         ----------
2002 .........................................................  104.938%
2003 .........................................................  103.292%
2004 .........................................................  101.646%
2005 and thereafter ..........................................  100.000%

         Notwithstanding the foregoing, at any time prior to September 1, 2000, the Issuers may redeem in the aggregate up to one-third of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by the Company following which there is a Public
Market at a redemption price (expressed as a percentage of principal amount) of 109.875% plus accrued and unpaid interest (if any) to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); provided, however, that at least two-thirds of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

6.       Notice of Redemption

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. In case of any partial redemption, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be
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                                                                              6



redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

         Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions set forth in the Indenture, to cause the Issuers to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest (if any) to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, the Indenture.

8.       Subordination

         The Securities are subordinated to Senior Indebtedness of either of the Issuers, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Issuers must be paid before the Securities may be paid. The Issuers agree, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners

         The registered Holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

12.      Discharge and Defeasance

         Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount then outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or representative thereof) under Article 10, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Issuers, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.

14.      Defaults and Remedies

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, or failure by the Issuers to redeem or purchase, upon declaration or otherwise (whether or not such payment is prohibited by Article 10), Securities when required; (iii) failure by the Issuers to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuers if the amount accelerated (or so unpaid) exceeds $10,000,000 or its foreign currency equivalent; (v) certain events of bankruptcy, insolvency or reorganization with respect to the Issuers and the Significant Subsidiaries;
(vi) certain judgments or decrees not covered by insurance for the payment of money in excess of $10,000,000 or its foreign currency equivalent against the Issuers or a Significant Subsidiary; (vii) a Note Guarantee ceasing to be in full force and effect (other than in accordance with its terms) or any Note Guarantor denies or disaffirms its obligations under the Indenture or its Note Guarantee and such Default continues for 30 days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust

Officers in good faith determines that withholding notice is in the interest of the Holders.

15.      Trustee Dealings with the Issuers

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

         A director, officer, partner (including any general partner), employee, incorporator or equityholder of either of the Issuers, as such, shall not have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      Governing Law

         THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18.      Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.      Abbreviations

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.      CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE ISSUERS WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                           SOUTHERN FOODS GROUP, L.P.
                            SFG CAPITAL CORPORATION
                               3114 SOUTH HASKELL
                                DALLAS, TX 75223

                      ATTENTION OF CHIEF FINANCIAL OFFICER

                               ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------
         (Print or type assignee's name, address and zip code)

----------------------------------------------------------------------
         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint _____________________________________________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Date:                           Your Signature:
     --------------------------                -------------------------------

Signature Guarantee:
                    ----------------------------------------------------------
                       (Signature must be guaranteed by a
                       participant in a recognized signature
                       guarantee medallion program)



--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

       The following increases or decreases in this Global Security have been made:



Date of          Amount of decrease        Amount of increase       Principal amount          Signature of
Exchange         in Principal              in Principal             of this Global            authorized officer
                 Amount of this            Amount of this           Security following        of Trustee or
                 Global Security           Global Security          such decrease or          Securities
                                                                    increase                  Custodian









                      OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 or 4.08 of the Indenture, check the box:


                                     [ ]


         If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or 4.08 of the Indenture, state the amount: $ _____________.


Date: _________________ Your Signature: _________________________________
                        (Sign exactly as your name appears on the other side of the Security)


Signature Guarantee: ___________________________________________
                      (Signature must be guaranteed by a
                      participant in a recognized signature
                      guarantee medallion program)